UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2009

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer, President and Director.

On August 5, 2009, John B. Higginbotham informed the Board of Directors of Integral Systems, Inc. (the “Company”) of his resignation as Chief Executive Officer, President and Director of the Company, effective immediately.

On August 10, 2009, the Company entered into an Agreement and Release (the “Release”) with Mr. Higginbotham. Under the terms of the Release, the Company agreed to continue to pay Mr. Higginbotham his current base salary (at the annual rate of $390,000), in installments on the Company’s regular payroll schedule, and healthcare premiums under the Consolidated Omnibus Budget Reconciliation Act for Mr. Higginbotham and his dependents, for twelve (12) months. In addition, the Release provides for a one-time payment of $100,000 within fifteen (15) days of execution of the Release and a payment equal to the cash value of Mr. Higginbotham’s accrued vacation, sick leave and personal days promptly following execution of the Release. The Release also provides for the vesting of 100,000 stock options granted to Mr. Higginbotham on May 9, 2009 (the “Options”) and permits Mr. Higginbotham to exercise such Options until August 5, 2014. All other stock options granted to Mr. Higginbotham are forfeited, effective immediately. Finally, the Company will pay Mr. Higginbotham a bonus with respect to fiscal year 2009, such bonus to be determined in the same manner as the annual bonus for fiscal year 2009 is determined for the remaining executive officers of the Company, and will pay Mr. Higginbotham a change of control bonus, if such a bonus becomes payable before January 9, 2011 pursuant to the terms of the Employment Agreement between the Company and Mr. Higginbotham, dated July 9, 2008 and as amended August 7, 2008 and February 20, 2009 (the “Employment Agreement”); provided that, in the event that the change of control bonus becomes payable, Mr. Higginbotham must elect prior to the applicable change of control whether to receive such change of control bonus or to exercise the Options. In the event that Mr. Higginbotham elects to receive such change of control bonus, the amount payable to Mr. Higginbotham shall be reduced by the amount of any proceeds received by Mr. Higginbotham in connection with the sale of stock acquired pursuant to the exercise of the Options prior to the change of control. If Mr. Higginbotham elects to receive the change of control bonus, any remaining Options as of such date shall be forfeited, effective immediately. The Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 11, 2008. The First Amendment to the Employment Agreement was filed as Exhibit 10.1 to the Company’s Report on Form 8-K, filed with the SEC on August 8, 2008, and the Second Amendment to the Employment Agreement was filed as Exhibit 10.1 to the Company’s Report on Form 8-K, filed with the SEC on February 20, 2009. The foregoing summary of the Release is qualified in its entirety by reference to the full text of the Release, which is filed as Exhibit 10.1 to this report.

The Release also contains a mutual release of claims and Mr. Higginbotham’s agreement to comply with the confidentiality, non-competition and non-solicitation covenants contained in the Employment Agreement, as well as the covenants in his Confidentiality Agreement with the Company, dated July 11, 2008. The Release otherwise supersedes the Employment Agreement.

Appointment of Interim Chief Executive Officer and President.

On August 5, 2009, the Board of Directors appointed Paul G. Casner, Jr., 71, a current member of the Board of Directors, to the office of Interim Chief Executive Officer and President, effective immediately. Mr. Casner will continue to serve as a director of the Company, but is resigning his membership on the Audit, Compensation, Nominating, Strategic Growth and Special Committees of the Board of Directors, effective concurrent with his appointment. William F. Leimkuhler, an independent member of the Board of Directors, will take over the chairmanship of the Compensation Committee.

Mr. Casner did not participate in the deliberations and voting of the Board of Directors relating to his appointment.

Mr. Casner joined the Board of Directors on December 18, 2006. On April 30, 2005, Mr. Casner retired from DRS Technologies, Inc., a supplier of integrated products, services and support to military forces, intelligence agencies and prime contractors worldwide, as Executive Vice President of Operations and Chief Operating Officer. Mr. Casner had served at DRS Technologies as Executive Vice President of Operations since 1998 and Chief Operating Officer since 2000. Mr. Casner previously formed Technical Applications and Service Company (TAS) in 1991, which purchased the assets of the Norden Service Company and merged into DRS Technologies in 1993. Following the merger, Mr. Casner became President of DRS Electronic Systems, a position he held until 1994. Previously, Mr. Casner served as President and Chief Executive Officer of the Norden Service Company, a company he joined in 1984 as Vice President in Charge of Maryland Operations, eventually advancing to the role of Senior Vice President of Engineering for all Norden Systems. In 1979, Mr. Casner co-founded American Computer and Electronics Corporation, where he grew the military segment of the company and led the effort to develop a Console Emulation Capability, which was used by the U.S. Navy for combat training. After graduating from Drexel University, Mr. Casner joined the staff of The Johns Hopkins Applied Physics Laboratory (APL) and advanced to the status of Principal Staff. Mr. Casner earned a Bachelor of Science degree in Electrical Engineering from Drexel University and a Master of Science degree in Management Science from The Johns Hopkins University. He is a member of the Naval Reserve Association and is a Commodore of the Navy League of the United States, in addition to other professional affiliations. Mr. Casner has more than 40 years of defense industry experience, which includes several senior positions in business management, technical management, strategic planning and business development. In addition, Mr. Casner serves on the Board of Directors of Mikros Systems Corporation, Atair Aerospace, Inc. and Aurora Flight Sciences Corporation.

There are no family relationships between Mr. Casner and any executive officer or other director of the Company, nor are there any arrangements or understandings between Mr. Casner and any other persons pursuant to which Mr. Casner was selected as Interim Chief Executive Officer and President of the Company. Neither Mr. Casner, nor any member of his immediate family, has been, or currently is, a party, directly or indirectly, to any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The terms of Mr. Casner’s compensation for his service as Interim Chief Executive Officer and President are being considered by the Board’s Compensation Committee and will be disclosed in a report on Form 8-K once finalized. Mr. Casner will no longer receive compensation for his services as a director.

The Company issued a press release regarding Mr. Higginbotham’s resignation and the appointment of Mr. Casner, a copy of which is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Agreement and Release between John B. Higginbotham and Integral Systems, Inc., dated August 10, 2009.

99.1	Press Release, dated August 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: August 11, 2009	By:	/s/ WILLIAM M. BAMBARGER, JR.
	Name:	William M. Bambarger, Jr.
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement and Release between John B. Higginbotham and Integral Systems, Inc., dated August 10, 2009.

99.1	Press Release, dated August 5, 2009.